FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made and entered into as of the 28th day of February, 2013 (the "**Effective Date**"), by and between **PHIPPS TOWER ASSOCIATES, LLC**, a Delaware limited liability company ("**Landlord**"), and **THE WILLIAM CARTER COMPANY**, a Massachusetts corporation, doing business as **Carter's** ("**Tenant**").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 14, 2012 (the "**Lease**"), for certain premises in the building known as Phipps Tower and located at 3438 Peachtree Road, Atlanta, Georgia 30326 (the "**Building**"), which premises are more particularly described in Paragraph 1 of the Lease (entitled "**Leased Premises**") (such premises being referred to herein as the "**Leased Premises**" or the "**initial Leased Premises**");

WHEREAS, Tenant has exercised its First Refusal Right to lease an additional 16,709 square feet of Rentable Area in the Building as part of the initial Leased Premises, except as set forth herein, pursuant to Special Stipulation No. 4 of Schedule "G" attached to the Lease (entitled "Right of First Refusal"); and

WHEREAS, Landlord and Tenant desire to evidence such expansion of the initial Leased Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1. Recitals; Capitalized Terms. The recitals set forth above are incorporated herein by reference as if stated in their entireties. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Grant of Additional Leased Premises; Adjustment of Leased Premises.

(a) In accordance with the terms of Special Stipulation No. 4 of Schedule "G" attached to the Lease, as the Effective Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, an additional 16,709 square feet of Rentable Area on Floor 8 of the Building as shown on Schedule "A" attached hereto and by this reference made a part hereof (the "**Additional Leased Premises**"), being deemed a part of the "Leased Premises" and the "initial Leased Premises" as set forth herein. Schedule "A" attached hereto is hereby added to the Lease as Schedule "B10" and is hereby incorporated therein. As of the Effective Date, the total square feet of Rentable Area leased pursuant to the Lease shall be amended to include the Additional Leased Premises and shall thereupon contain a total of approximately 239,439 square feet of Rentable Area, subject to Landlord's and Tenant's re-measurement rights set forth in

Schedule "B" attached to the Lease. The Additional Leased Premises shall be delivered by Landlord to Tenant upon Tenant's written request following the full execution and delivery of this Amendment by both parties hereto in order for Tenant to complete the Leasehold Improvements thereto and shall thereupon become either a part of the Phase I Premises or the Phase II Premises, as applicable.

(b) In furtherance of the foregoing, the parties hereby agree that the 2nd and 3rd sentences of Section 1 of the Lease are hereby deleted in their entirety and are replaced with the following new sentences:

> "Landlord and Tenant agree that the rentable square feet ("**Rentable Area**") of the Leased Premises as measured in accordance with Schedule "B" attached hereto shall contain a total of approximately 239,439 square feet of Rentable Area, and shall consist of the following: (i) approximately 133,349 square feet of Rentable Area on Floors 16 through 20, inclusive, of the Building (subject to the Landlord's and the Tenant's re-measurement rights set forth in Schedule "B" attached hereto), (ii) approximately 11,102 square feet of Rentable Area on Floor 10 (also identified as the "**Crossover Floor**") known as Suite 1050 (subject to the Landlord's and the Tenant's re-measurement rights set forth in Schedule "B" attached hereto), (iii) 16,709 square feet of Rentable Area on Floor 8 ("**Floor 8**"), and (iv) approximately 78,279 square feet of Rentable Area on Floors 5 through 7, inclusive, of the Building (subject to the Landlord's and the Tenant's re-measurement rights set forth in Schedule "B" attached hereto) and the approximate locations are depicted on the Building "Stacking Plan" attached hereto as Schedule "G-1" and on the plans marked Schedules "B1" through "B10", inclusive, attached hereto. The parties agree that the Rentable Area of the Leased Premises will be determined by space planning and programming and that Tenant may, at its sole election, increase the Rentable Area of the Leased Premises by up to 15% or decrease the Rentable Area by no more than 16,709 square feet of Rentable Area (which reduction will not, in any event, include Floor 8), written notice of which must be provided to Landlord by March 18, 2013, failing which, Tenant will be deemed to be leasing the above described and defined Leased Premises."

3. Terms of the Lease. Except as set forth herein, the Additional Leased Premises shall be subject to all terms and conditions of the Lease, as amended herein, including without limitation the following: (a) the Term of the Lease with respect to the Additional Leased Premises shall commence on the Commencement Date and expire on the Expiration Date, unless sooner terminated or extended pursuant to the terms of the Lease, as amended herein, (b) Basic Rent, Tenant's Proportionate Share, Abatement, and the Advance Monthly Rental Payment to be paid by Tenant to Landlord for the Leased Premises shall be deemed to include, and shall include, the Additional Leased Premises, (c) the Allocated Permits in the Building's Parking Facility shall be adjusted by Landlord (or Landlord's designee) to include the Additional Leased Premises in accordance with the terms of Paragraph 28 of the Lease, and (d) all terms and conditions of Schedule "F" attached to the Lease (entitled "Leasehold Improvements") shall be applicable to the Additional Leased Premises, including, without limitation, application of the Allowance.

4. Brokers. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Crescent, which represented Landlord, and Cushman & Wakefield, which represented Tenant in the negotiating and making of this Amendment, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building, the Leased Premises or the Additional Leased Premises, or claiming to have caused Tenant to enter into this Amendment.

5. No Defaults. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

6. Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Amendment.

7. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Leased Premises, the Additional Leased Premises or the Building other than the Lease and this Amendment. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the matters addressed herein.

8. Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

9. Confirmation of Lease. Except as expressly amended and modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect, and the parties hereto hereby ratify and confirm the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

PHIPPS TOWER ASSOCIATES, LLC,
a Delaware limited liability company

By: John Hancock Life Insurance Company (U.S.A.),
a Michigan corporation, its Manager

By: Terry L. Gilliam
Terry L. Gilliam
Managing Director, Southeastern U.S.

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TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation

By: /s/ Thomas A. Carroll
Print Name: Thomas A. Carroll
Title: VP - Real Estate

SCHEDULE "A"

(Location of Additional Leased Premises cross-hatched)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of the Landlord as to the exact location, area, configuration and layout.

[TO BE PROVIDED]

PHIPPS TOWER

Atlanta, Georgia



Available Space



8th Floor - Suite 800
16,709 RSF



CRESCENT RESOURCES LLC